UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☐	Definitive Proxy Statement

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☐	Soliciting Material under § 240.14a-12
First Citizens Banc Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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INTRODUCTION
VOTING INFORMATION
PROPOSAL 1
BOARD OF DIRECTOR MEETINGS AND COMMITTEES
PROPOSAL 2
CORPORATE GOVERNANCE
EXECUTIVE OFFICERS OF THE CORPORATION
EXECUTIVE COMPENSATION
2008 SUMMARY COMPENSATION TABLE
PENSION BENEFITS FOR 2008
PROPOSAL 3
AUDIT COMMITTEE MATTERS
AUDIT COMMITTEE REPORT
Other Matters
Annual Report
PRELIMINARY COPY
FIRST CITIZENS BANC CORP.
100 East Water Street, P. O. Box 5016
Sandusky, Ohio 44870
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on April 21, 2009
TO THE SHAREHOLDERS:
     Notice is hereby given that the Annual Meeting of Shareholders (the “Annual Meeting”) of First Citizens Banc Corp. (the “Corporation”) will be held at the Cedar Point Center Facility, BGSU Firelands College, One University Drive, Huron, Ohio, on Tuesday, April 21, 2009, at 10:00 a.m., E.D.T., for the following purposes:
1.	To elect seventeen (17) Directors to serve one-year terms expiring in 2010.

2.	To approve the proposed fees for non-employee directors for 2009.

3.	To approve, in a non-binding advisory vote, the Corporation’s executive compensation disclosed in the accompanying proxy statement.

4.	To consider and act upon any other matter which may properly be brought before the meeting or any adjournment thereof.
     Only those holders of record of common shares of the Corporation at the close of business on February 23, 2009, will be entitled to notice of and to vote at the Annual Meeting.
     Included with this notice are the Corporation’s Proxy Statement for the Annual Meeting, a form of proxy card and the Corporation’s 2008 Annual Report to Shareholders. The proxy solicitation materials for the Annual Meeting are being sent by mail to shareholders of record on or about March 16, 2009.
     Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on April 21, 2009: The Corporation’s Proxy Statement for the Annual Meeting, a sample of the form of proxy card to be sent to shareholders by the Corporation and the Corporation’s 2008 Annual Report to Shareholders are available at www.proxydocs.com/fcza.
     You are cordially invited to attend the Annual Meeting. Your vote is very important, regardless of the number of common shares you own. Whether or not you plan to attend the Annual Meeting in person, it is important that your common shares be represented. Please sign, date and return your proxy card as soon as possible. A return envelope, which requires no postage if mailed in the United States, has been provided for your use. Alternatively, if your common shares are registered directly with the Corporation’s transfer agent, Illinois Stock Transfer Company, you may appoint a proxy to vote electronically via the Internet or by using the toll-free telephone number given on the form of proxy. If you are a holder of record, you also may cast your vote in person at the Annual Meeting.
By Order of the Board of Directors
James E. McGookey, Secretary
First Citizens Banc Corp.
March 16, 2009

PRELIMINARY COPY
FIRST CITIZENS BANC CORP.
100 East Water Street, P. O. Box 5016
Sandusky, Ohio 44870
(419) 625-4121
www.fcza.com
PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 21, 2009
INTRODUCTION
     We are sending this Proxy Statement and the enclosed proxy card to you as a shareholder of First Citizens Banc Corp., (the “Corporation”) in connection with the solicitation of proxies for the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Tuesday, April 21, 2009, at 10:00 a.m., E.D.T., at the Cedar Point Center Facility, BGSU Firelands College, One University Drive, Huron, Ohio 44839. The Corporation’s Board of Directors is soliciting proxies for use at the Annual Meeting, or any adjournment thereof. The proxy solicitation materials for the Annual Meeting are being sent by mail to shareholders of record on or about March 16, 2009.
     At the Annual Meeting, shareholders will be asked to consider and vote upon the following:
1.	The election of seventeen (17) Directors to serve one-year terms expiring in 2010.

2.	A proposal to approve the proposed fees for non-employee directors for 2009.

3.	A proposal to approve, in a non-binding advisory vote, the Corporation’s executive compensation disclosed in this Proxy Statement.

4.	Any other matter which may properly be brought before the Annual Meeting or any adjournment thereof. The Corporation’s Board of Directors is not aware of any other business to come before the Annual Meeting.
VOTING INFORMATION
Who can vote?
     Only shareholders of record as of the close of business on February 23, 2009, the record date for determination of the shareholders entitled to vote at the Annual Meeting, will be entitled to vote at the Annual Meeting. At the close of business on February 23, 2009, there were 7,631,368 common shares of the Corporation outstanding and entitled to vote. The common shares are the only class of stock of the Corporation presently outstanding and entitled to vote at the Annual Meeting. A majority of the outstanding common shares of the Corporation represented in person or by proxy will constitute a quorum at the Annual Meeting.
How do I vote?
     If you were the record holder of common shares of the Corporation as of February 23, 2009, you may vote in person by attending the Annual Meeting or, to ensure that your common shares are represented at the Annual Meeting, you may vote your common shares by signing and returning the enclosed proxy card in the postage-paid envelope provided.
     Shareholders whose common shares of the Corporation are registered directly with the Corporation’s transfer agent, Illinois Stock Transfer Company, may also appoint proxies to vote electronically via the Internet or by using the toll-free telephone number given on the enclosed proxy card. The deadline for transmitting voting instructions electronically via the Internet or telephonically is 11:59 p.m., E.D.T., on April 19, 2009. The Internet and telephone voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been properly recorded. Shareholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which will be borne by those shareholders.

How do I vote if my common shares are held in “street name”?
     If you hold your common shares in “street name” with a broker, a financial institution or other nominee, then that entity is considered the shareholder of record for voting purposes and should give you instructions for voting your common shares. As a beneficial owner, you have the right to direct the record holder on how to vote the common shares held in your account. If you hold your common shares in “street name,” you may be eligible to appoint your proxy electronically via the Internet or telephonically and may incur costs associated with the electronic access or telephone usage.
     If you hold your common shares in “street name” and wish to attend the Annual Meeting and vote in person, you must bring an account statement or letter from your broker, financial institution or other nominee authorizing you to vote on behalf of such record holder. The account statement or letter must show that you were the direct or indirect beneficial owner of the common shares on February 23, 2009, the record date for voting at the Annual Meeting.
May I exercise cumulative voting rights?
     Under the General Corporation Law of the State of Ohio, each shareholder will have cumulative voting rights in the election of Directors if any shareholder gives written notice to the President, Secretary or any Vice President of the Corporation (not less than forty-eight hours before the meeting if at least ten days notice of the meeting has been given) that the shareholder desires to cumulate votes in the election of Directors. Cumulative voting allows the shareholder to multiply the number of shares that he or she may be entitled to vote by the total number of Directors to be elected and to cast the entire number of such votes for one candidate or to distribute them among any two or more candidates. If a shareholder properly requests cumulative voting, the persons named in the accompanying proxy card intend to vote the proxies they receive cumulatively by allocating the votes among the nominees for Director as they deem best.
     With respect to all other matters submitted to a vote at the Annual Meeting, each shareholder will be entitled to one vote for each common share of the Corporation held on February 23, 2009.
How will my common shares be voted?
     Those common shares represented by properly executed proxy cards that are received prior to the Annual Meeting, or by properly authenticated Internet or telephone votes that are submitted prior to the deadline for doing so, and not subsequently revoked, will be voted in accordance with your instructions by your proxy. If you submit a valid proxy card prior to the Annual Meeting, or timely submit your proxy via the Internet or by telephone, but do not provide voting instructions, your proxy will vote your common shares as recommended by the Board of Directors, except in the case of broker non-votes where applicable, as follows:
•	“FOR” the election as Directors of the Corporation of the seventeen (17) nominees listed under the heading “PROPOSAL 1 – ELECTION OF DIRECTORS”;

•	“FOR” the approval of the proposed fees for non-employee directors for 2009; and

•	“FOR” the approval, in a non-binding advisory vote, of the compensation of the Corporation’s executives described in this Proxy Statement.
No appraisal or dissenters’ rights exist for any action proposed to be taken at the Annual Meeting. If any other matters are properly presented for voting at the Annual Meeting, the persons appointed as proxies will vote on those matters, to the extent permitted by applicable law, in accordance with their best judgment.
Can the proxy materials be accessed electronically?
     The Corporation’s Proxy Statement for the Annual Meeting, a sample of the form of proxy card and the Corporation’s 2008 Annual Report to Shareholders are available at www.proxydocs.com/fcza.
How do I change or revoke my proxy?
     Shareholders who submit proxies retain the right to revoke them at any time before they are exercised. Unless revoked, the common shares represented by such proxies will be voted at the Annual Meeting and any adjournment thereof. You may revoke your proxy at any time before a vote is taken at the Annual Meeting by:
•	filing a written notice of revocation with the Secretary of First Citizens, at 100 East Water Street, P.O. Box 5016, Sandusky, Ohio 44870;

•	executing and returning a later-dated proxy card or submitting a later-dated vote through the Internet or by telephone; or

•	attending the Annual Meeting and giving notice of revocation in person.
     Attendance at the Annual Meeting will not, by itself, revoke your proxy.
     The last-dated proxy you submit (by any means) will supersede any previously submitted proxy. If you have instructed your broker, bank or nominee to vote your common shares, you must follow directions received from your broker, bank or nominee to change your vote.
If I vote in advance, can I still attend the Annual Meeting?
     Yes. You are encouraged to vote promptly by returning your signed proxy card by mail or, if applicable, by appointing a proxy to vote electronically via the Internet or by telephone so that your common shares will be represented at the Annual Meeting. However, appointing a proxy does not affect your right to attend the Annual Meeting and vote your common shares in person.
What constitutes a quorum and how many votes are required for adoption of the proposals?
     A majority of the outstanding common shares of the Corporation represented in person or by proxy will constitute a quorum at the Annual Meeting. Common shares may be present in person or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes are counted as being present for purposes of determining the presence of a quorum. There were 7,631,368 common shares of the Corporation outstanding and entitled to vote on February 23, 2009, the record date. A majority of the outstanding common shares, or 3,815,685 common shares, present in person or represented by proxy, will constitute a quorum. A quorum must exist to conduct business at the Annual Meeting.
     The rules of The NASDAQ Stock Market (“NASDAQ”), the stock exchange on which the Corporation’s common shares are listed, determine whether proposals presented at shareholder meetings are routine or non-routine. If a proposal is routine, a broker holding common shares for a beneficial owner in street name may vote on the proposal without receiving instructions from the beneficial owner. If a proposal is non-routine, the broker may vote on the proposal only if the beneficial owner has provided voting instructions. A broker non-vote occurs when the broker holder of record is unable to vote on a proposal because the proposal is non-routine and the beneficial owner does not provide any instructions.
     The uncontested election of directors is a routine item. However, (i) the approval of the proposed fees for non-employee directors for 2009 and (ii) the non-binding advisory vote on executive compensation are non-routine matters. Accordingly, it is important that you provide instructions to your broker on these matters.
     Vote Required with Respect to the Proposals
     • Proposal 1 – Election of Directors
     Under Ohio law and the Corporation’s Code of Regulations, the seventeen (17) nominees for election as Directors of the Corporation who receive the greatest number of votes “FOR” election, including votes cast cumulatively, if applicable, will be elected Directors. Common shares as to which the authority to vote is withheld will be counted for quorum purposes but will not affect whether a nominee has received sufficient votes to be elected.
     •  Proposal 2 – Approval of Proposed Fees for Non-employee Directors for 2009
     The affirmative vote of a majority of the common shares of the Corporation outstanding and entitled to vote at the Annual Meeting is required to approve the proposed fees for non-employee Directors for 2009. An abstention will not count as a vote cast on the proposal but will have the same effect as a vote “Against” the proposal. A broker non-vote will have the same effect as a vote “Against” the proposal.
     •  Proposal 3 – Approval, in Non-Binding Advisory Vote, of the Compensation of the Corporation’s Executives
     The affirmative vote of a majority of the common shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal, is required to approve, in a non-binding advisory vote, the Corporation’s executive compensation disclosed in this Proxy Statement. The effect of an abstention is the same as a vote “AGAINST” the proposal. However, broker non-votes will not be considered present for purposes of the proposal and, therefore, will have no effect on the outcome of the vote on the proposal.

Who pays the cost of proxy solicitation?
     The Corporation will pay the costs of preparing, assembling, printing and mailing this Proxy Statement, the accompanying proxy card and other related materials and all other costs incurred in connection with the solicitation of proxies on behalf of the Board of Directors, other than the Internet access and telephone usage charges mentioned above. Although we are soliciting proxies by mailing these proxy materials to our shareholders, the directors, officers and employees of the Corporation and our subsidiaries also may solicit proxies by further mailing, personal contact, telephone, facsimile or electronic mail without receiving any additional compensation for such solicitations. Arrangements will also be made with brokerage firms, financial institutions and other nominees who are record holders of common shares of the Corporation for the forwarding of solicitation materials to the beneficial owners of such common shares. The Corporation will reimburse these brokers, financial institutions and other nominees for their reasonable out-of-pocket costs in connection therewith.
Who should I call if I have questions concerning this proxy solicitation or the proposals to be considered at the Annual Meeting?
     If you have any questions concerning this proxy solicitation, or the proposals to be considered at the Annual Meeting, please call James E. McGookey, Secretary, at 419-625-4121 (Sandusky area) or 888-645-4121 (other).
PROPOSAL 1
ELECTION OF DIRECTORS
     The Code of Regulations of the Corporation provides that the number of Directors shall be not less than five (5) nor more than twenty-five (25), as from time to time shall be determined by Resolution of the Board of Directors of the Corporation. The Board of Directors currently consists of seventeen (17) members. The terms of all of the Directors expire on the date of the Annual Meeting in 2009.
     The Board of Directors proposes that each of the seventeen (17) nominees named below be re-elected as Directors of the Corporation to serve a one (1) year term expiring at the annual meeting in 2010, and until his successor is elected and qualified or until his earlier resignation, removal from office or death. Each nominee was recommended by the Nominating and Corporate Governance Committee for re-election. All of the nominees have expressed their willingness to serve as Directors if elected. The Board of Directors has no reason to believe that any nominee will be unavailable or unable to serve as a Director; however, if for any reason a nominee becomes unable or unwilling to stand for re-election as a Director, the individuals designated as proxies in the enclosed proxy card will have full discretion to vote the common shares represented by the proxies they hold for the election of the remaining nominees and for the election of any substitute nominee designated by the Board of Directors following recommendation by the Nominating and Corporate Governance Committee.
     The following table lists each nominee’s name, age, principal occupation(s) and/or positions held with the Corporation or any of the subsidiaries, and the year the nominee first became Director of the Corporation. Unless otherwise indicated, each individual has held his principal occupation for more than five years.

Name and principal occupation or employment for the past
five years; positions held with the Corporation and its
Subsidiaries, including present membership on committees			Nominee for
and boards of the Corporation and its Subsidiaries.	Age	Director Since	Term Expiring In
John O. Bacon President and CEO Mack Iron Works Company Director of The Citizens Banking Company	58	2007	2009

Laurence A. Bettcher President, Bettcher Industries, Inc. Director of The Citizens Banking Company	69	2005	2009

Barry W. Boerger Self-employed Farmer Director of The Citizens Banking Company	59	2007	2009

Thomas A. Depler Attorney, Poland, Depler	59	2007	2009

Name and principal occupation or employment for the past
five years; positions held with the Corporation and its
Subsidiaries, including present membership on committees			Nominee for
and boards of the Corporation and its Subsidiaries.	Age	Director Since	Term Expiring In
& Shepherd Co., L.P.A. Director of The Citizens Banking Company

Blythe A. Friedley President, Friedley & Co. Insurance Agency Director, Union Banking Company Director of The Citizens Banking Company Director of First Citizens Insurance Agency, Inc.	59	1998	2009

James D. Heckelman President, Dan-Mar Co., Inc. Director of The Citizens Banking Company	69	2007	2009

Allen R. Maurice Attorney, Wagner, Maurice, Davidson & Gilbert Co., L.P.A. Director of The Citizens Banking Company	65	2007	2009

James O. Miller President and CEO, First Citizens Banc Corp. President and CEO, The Citizens Banking Company Chairman, The Citizens Banking Company Director of The Citizens Banking Company Director of SCC Resources, Inc. Director of First Citizens Insurance Agency, Inc. Director of Water Street Properties, Inc.	56	2006	2009

W. Patrick Murray Attorney, Murray & Murray Attorneys at Law Director of The Citizens Banking Company	68	1983	2009

Allen R. Nickles Certified Public Accountant, Partner, Payne Nickles & Company Director of The Citizens Banking Company	58	2003	2009

John P. Pheiffer President, Sandusky Bay Development Director of The Citizens Banking Company	54	2007	2009

J. William Springer President & CEO, Industrial Nut Corp. Director of The Citizens Banking Company	66	2007	2009

David A. Voight President, First Citizens Banc Corp. until December 2007 Chairman, The Citizens Banking Company until December, 2007 Chairman, First Citizens Banc Corp. Director of The Citizens Banking Company Director of SCC Resources, Inc. Director of First Citizens Insurance Agency, Inc. Director of Water Street Properties, Inc.	67	1989	2009

Richard A. Weidrick	44	2007	2009

Name and principal occupation or employment for the past
five years; positions held with the Corporation and its
Subsidiaries, including present membership on committees			Nominee for
and boards of the Corporation and its Subsidiaries.	Age	Director Since	Term Expiring In
Owner, Weidrick, Livesay, Mitchell & Burge CPA’s Director of The Citizens Banking Company

Daniel J. White President, Norwalk Furniture International Business Consultant Retired President, Geotrac Director of The Citizens Banking Company	59	2002	2009

J. George Williams Owner, Secretary/Treasurer W & W Farms, Thousand Oaks Farms, Inc. Chairman, FNB Financial Corporation until October, 2004 Chairman, First National Bank of Shelby until October, 2004 Director of The Citizens Banking Company	72	2005	2009

Gerald B. Wurm President, Wurm’s Woodworking Co. Director of The Citizens Banking Company	53	2007	2009
Recommendation and Vote
     Under Ohio law and the Corporation’s Code of Regulations, the seventeen (17) nominees for election as Directors of the Corporation who receive the greatest number of votes “FOR” election, including votes cast cumulatively, if applicable, will be elected Directors. Common shares represented by properly executed and returned proxy cards will be voted “FOR” the election of the nominees listed above unless authority to vote for one or more nominees is withheld. Shareholders may withhold authority to vote for the entire slate as nominated or, by writing the name of one or more nominees on the line provided on the proxy card, withhold the authority to vote for one or more nominees. Common shares as to which the authority to vote is withheld will be counted for quorum purposes but will not be counted toward the election of directors, or toward the election of the individual nominees specified on the proxy card.
     The Board of Directors recommends a vote “FOR” the re-election of all of the nominees listed above.

BENEFICIAL OWNERSHIP OF
COMMON SHARES OF THE CORPORATION
     The following table sets forth information regarding the beneficial ownership of the Corporation’s common shares, as of February 23, 2009, for each of the nominees for re-election as a Director of the Corporation, each of the individuals named in the Summary Compensation Table for 2008 on page ___, and all Directors and executive officers of the Corporation as a group. As of February 23, 2009, no person was known by the Corporation to beneficially own more than 5% of the Corporation’s outstanding common shares.

Name of Beneficial
Owner or Number	Amount and Nature of	Percent of
of Persons in Group (1)	Beneficial Ownership	Class (2)
John O. Bacon (3)	10,055	*
Laurence A. Bettcher (4)	45,100	*
Barry W. Boerger (5)	9,573	*
Thomas A. Depler (6)	12,922	*
Blythe A. Friedley (7)	86,950	1.13%
James D. Heckelman (8)	24,047	*
Allen R. Maurice (9)	59,931	*
James O. Miller (10)	12,540	*
W. Patrick Murray (11)	155,000	2.01%
Allen R. Nickles (12)	2,900	*
John P. Pheiffer (13)	103,084	1.34%
J. William Springer (14)	100	*
David A. Voight (15)	10,750	*
Richard A. Weidrick (16)	739	*
Daniel J. White (17)	1,389	*
J. George Williams (18)	36,650	*
Gerald B. Wurm (19)	24,250	*
Richard J. Dutton	500	*
Todd A. Michel (20)	6,422	*
James E. McGookey (21)	985	*
Charles C. Riesterer (22)	6,510	*

All current executive officers and directors as a group (21 persons)	610,397	7.92%

(1)	Unless otherwise indicated, each executive officer or Director has sole voting and investment power with respect to all of the common shares reflected in the table for such executive officer or Director. The mailing address of each of the executive officers and Directors of the Corporation is 100 East Water Street, P.O. Box 5016, Sandusky, Ohio 44870.

(2)	Percent of Class is computed based on the sum of (a) 7,631,368 common shares outstanding on February 23, 2009, and (b) the number of common shares, if any, as to which the named person or group has the right to acquire beneficial ownership upon the exercise of options which are currently exercisable or will first become exercisable within 60 days after February 23, 2009. * Indicates beneficial ownership of less than one percent of the outstanding common shares of the Corporation.

(3)	6,981 shares held by John O. Bacon Trust; 1,784 shares held by John L. Bacon Trust; 1,290 shares held by John O. Bacon IRAs.

(4)	28,450 shares held by Laurence A. Bettcher IRA; 14,600 shares held by Laurence A. Bettcher Trust; 2,050 shares held by Sandusky Bay Company, Ltd., a limited liability company owned by Laurence A. Bettcher.

(5)	2,767 shares held by Barry W. Boerger Trust; 6,026 shares held by Barry W. Boerger IRA Trust; 780 shares held by Judith A. Boerger Trust, spouse of Barry W. Boerger.

(6)	12,401 shares held by Thomas A. Depler Trust; 393 shares held by Thomas A. Depler and Nancy S. Depler, spouse of Thomas A. Depler; 128 shares held by Depler Trust.

(7)	61,432 shares held by Blythe A. Friedley Trust; 4,766 shares held by Arlene M. Friedley Trust; 20,752 shares held by Arlene M. Friedley CRUT Trust.

(8)	8,722 shares held by James D. Heckelman, 2,506 shares held in James D. Heckelman IRA; 8,722 shares held by

Margaret F. Heckelman, spouse of James D. Heckelman; 2,506 shares held by Margaret F. Heckelman IRA; 1,591 shares held by James D. Heckelman and Margaret F. Heckelman.

(9)	1,641 shares owned by Allen R. Maurice; 450 shares owned by Susan C. Maurice, spouse of Allen R. Maurice; 57,840 shares held by Allen R. Maurice IRA.

(10)	460 shares held by James O. Miller IRA; 3,300 shares held by Martha M. Miller IRA, spouse of James O. Miller; 480 shares owned by the children of James O. Miller. Also includes 8,300 currently exercisable options.

(11)	6,700 shares held by W. Patrick Murray Trust; 31,300 shares held by W. Patrick Murray IRA; 110,500 shares held by Louise Murray Trust, spouse of W. Patrick Murray; 6,500 shares owned by Louise Murray.

(12)	1,300 shares held by Allen R. Nickles IRA; 600 shares owned by Diane Nickles, spouse of Allen R. Nickles; 500 shares held by Diane Nickles IRA; 500 shares owned by child of Allen R. Nickles.

(13)	6,245 shares held by John P. Pheiffer IRA: 9,299 shares owned by John P. Pheiffer; 3,451 shares held by P. Pheiffer Trust; 22,181 shares held by C. Pheiffer Trust; 61,908 shares held by Dorn Trust.

(14)	100 shares held by John W. Springer Trust.

(15)	10,750 shares held by the Voight Family Trust.

(16)	505 shares held by Richard A. Weidrick IRA; 234 shares held in Roth IRAs for children of Richard A. Weidrick.

(17)	758 shares owned by Daniel J. White; 631 shares held by Daniel J. White IRA.

(18)	34,000 shares held by J. George Williams Trust; 1,500 shares owned by J. George Williams; 1,150 shares owned by Doris Williams, spouse of J. George Williams.

(19)	21,638 shares held by Gerald B. Wurm Trust; 948 shares held under the Stefanie E. Wurm Trust; 564 shares held under the Valerie N. Wurm Trust; 1,100 shares held in the trusts of the grandchildren of Gerald B. Wurm.

(20)	22 shares held by Todd A. Michel and Lynn A. Michel, spouse of Todd A. Michel. Also includes 6,400 currently exercisable options.

(21)	985 shares held by James E. McGookey IRA.

(22)	Includes 6,400 currently exercisable options.
Section 16(a) Beneficial Ownership Reporting Compliance
     Under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Corporation’s Directors, executive officers and any persons beneficially holding more than ten percent (10%) of the Corporation’s common shares are required to file statements with the Securities and Exchange Commission (the “SEC”) reporting their initial ownership of the Corporation’s common stock and any subsequent changes in their ownership. To the Corporation’s knowledge, based solely on a review of the Section 16(a) reports filed on behalf of these persons for their transactions during 2008 and written representations that no other Section 16(a) reports were required to be filed for transactions during 2008, all filing requirements applicable to officers, Directors and beneficial owners of more than 10% of the outstanding common shares of the Corporation under Section 16(a) of the Exchange Act were complied with, except that (i) Director Laurence A. Bettcher had one late Form 4 filing which reported two transactions; (ii) Directors John P. Pheiffer, J. William Springer, W. Patrick Murray and Gerald B. Wurm each had one late Form 4 filing which reported one transaction; and (iii) George E. Steinemann, a Senior Vice President of The Citizens Banking Company, had one late Form 4 filing which reported one transaction.
BOARD OF DIRECTOR MEETINGS AND COMMITTEES
Meetings of the Board of Directors
     The Board of Directors of the Corporation met 13 times in 2008. Due to illness, Mr. Weidrick was able to attend only 9 (69%) of the meetings of the Board of Directors during 2008. Mr. White attended only 68% of the meetings of the Board of Directors and the committees of which he is was a member during 2008. All other Directors attended at least 75% of the total number of meetings of the Board of Directors and the committees on which he or she served during 2008.
Attendance at Annual Meeting of Shareholders
     The Corporation does not have a formal policy with regard to Director attendance at annual meetings of shareholders. However, the Corporation encourages all Director nominees to attend each annual meeting of shareholders. All of the Corporation’s Directors attended the 2008 annual meeting of shareholders.

Committees of the Board
     The Board of Directors of the Corporation has the following standing committees: Asset-Liability Committee; Nominating and Corporate Governance Committee (“Nominating Committee”); Audit Committee; and Compensation, Benefits and Liability Committee (“Compensation Committee”). The following table shows the current membership of each of the standing committees of the Board. The current members of each of the committees also served on such committees during 2008.

Asset-Liability	Nominating	Audit	Compensation
Committee	Committee	Committee	Committee
David A. Voight	W. Patrick Murray, Chair	Allen R. Nickles, Chair	J. William Springer, Chair
Laurance A. Bettcher	Thomas A. Deppler	John O. Bacon	W. Patrick Murray
Blythe A. Friedley	James D. Heckelman	Thomas A. Deppler	J. George Williams
James O. Miller	J. William Springer	John P. Pheiffer	Gerald B. Wurm
Allen R. Nickles	J. George Williams*	Daniel J. White	Laurance A. Bettcher*
Gerald B. Wurm
Daniel J. White*

*	Alternate Member
     Asset-Liability Committee
     The Asset-Liability Committee currently has six (6) members and met five (5) times in 2008. The Asset-Liability Committee establishes and monitors the volume and mix of The Citizen Banking Company’s assets and funding sources in an effort to assist in managing and maintaining the bank’s profits.
     Nominating Committee
     The Nominating Committee has four (4) members and met one (1) time in 2008. The Board of Directors has determined that each of the members of the Nominating Committee is “independent” under applicable NASDAQ rules. The Board of Directors has adopted a written charter for the Nominating Committee. A copy of the charter is posted on the “Message to Shareholders” page of the Corporation’s website at www.fcza.com.
     The Nominating Committee recommends to the Corporation’s Board of Directors the names of those persons to be proposed for election as Directors of the Corporation at each annual meeting of shareholders. The Nominating Committee also nominates Directors to serve on committees of the Board of Directors and on the boards of directors and committees of the Corporation’s subsidiaries, assists the Board of Directors in Director orientation and continuing education, periodically reviews Director compensation, and is responsible for reviewing and establishing corporate governance policies and programs.
     Audit Committee
     The Audit Committee has five (5) members and met six (6) times in 2008. The Board of Directors has determined that each member of the Audit Committee qualifies as “independent” under applicable NASDAQ rules and under Rule 10A-3 promulgated under the Exchange Act. The Board of Directors has adopted a written charter for the Audit Committee which is posted on the “Message to Shareholders” page of the Corporation’s website at www.fcza.com.
     The Board has determined that each member of the Audit Committee is able to read and understand financial statements, including the Corporation’s balance sheet, income statement and cash flow statement, and is qualified to discharge his duties to the Corporation and its shareholders. The Board has also determined that Allen R. Nickles qualifies as an “audit committee financial expert” for purposes of Item 407(d)(5) of Regulation S-K. Mr. Nickles is a Certified Public Accountant and serves as a Partner of Payne, Nickles & Company, a CPA firm located in Sandusky, Ohio.
     As set forth in the Audit Committee’s Charter, the Audit Committee has the following responsibilities:
•	To engage, evaluate the qualifications and performance and determine the independence and compensation of the Corporation’s independent auditor, evaluate the independent auditor’s conduct of the annual audit and consider the independent auditor’s engagement for any other services;

•	To oversee the preparation of the Audit Committee Report required to be included in the Corporation’s annual proxy statement by the rules of the SEC;

•	To assist the Board of Directors in fulfilling its responsibility to oversee management regarding (i) the conduct and integrity of the Corporation’s financial reporting to governmental and regulatory bodies, its shareholders, the public and other users of financial reports of the Corporation, (ii) the Corporation’s systems of internal accounting and financial and disclosure controls, (iii) the Corporation’s legal and regulatory compliance, (iv) the Corporation’s Code of Conduct (Ethics) as established by senior management and the Board of Directors; and

•	To engage, evaluate the qualifications and performance and determine the independence and compensation of the Corporation’s internal auditor.
     In discharging its responsibilities, the Audit Committee is authorized to investigate any matter that the Audit Committee deems appropriate to carry out its responsibilities and has access to all books, records, facilities and personnel of the Corporation. The Audit Committee is authorized to retain, compensate, direct, oversee and terminate an independent auditor, independent counsel, other auditors and experts as it deems necessary.
     Additional information regarding the Audit Committee, including the Audit Committee’s report relating to the 2008 fiscal year, is provided under the heading “AUDIT COMMITTEE MATTERS” beginning on page ___of this Proxy Statement.
     Compensation Committee
     The Compensation Committee has four (4) members and met one (1) time in 2008. The Board of Directors has determined that each member of the Compensation Commitee is “independent” under applicable NASDAQ rules. In addition, each member of the Compensation Committee qualifies as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code, and as a “non-employee director” for purposes of SEC Rule 16b-3. The Compensation Committee does not presently have a charter.
     The Compensation Committee recommends compensation for executive officers and annual budgetary levels for employee compensation and benefits; reviews and establishes the policies for all benefit programs for the Corporation and its subsidiaries; reviews and recommends the affirmative action program for the Corporation and its subsidiaries; and reviews and makes recommendations for benefit insurance programs of the Corporation and its subsidiaries.
     Additional information regarding the Compensation Committee and its functions and responsibilities is provided under the heading “EXECUTIVE COMPENSATION–Compensation Discussion and Analysis” beginning on page ___of this Proxy Statement.
Compensation Committee Interlocks and Insider Participation
     Messrs. Murray, Springer, Williams, Wurm and Bettcher (alternate) served on the Compensation Committee during 2008. There were no Compensation Committee interlocks or insider (employee) participation during 2008.
PROPOSAL 2
APPROVAL OF DIRECTOR FEES FOR NON-EMPLOYEE DIRECTORS
     In accordance with the Corporation’s Code of Regulations, any fees paid to Directors for attendance at Board of Directors meetings must be approved by the shareholders. The Board has approved a proposal for presentation to the shareholders that, during 2009, the fees paid to non-employee Directors shall remain at $600.00 per Board of Directors meeting attended except that (i) no fee shall be paid to those Directors who are also Directors of The Citizens Banking Company when a meeting of the Board of Directors of The Citizens Banking Company immediately follows or precedes a meeting of the Board of Directors of the Corporation and (ii) no fee shall be paid for attendance at a meeting by telephone if the Director has attended more than three (3) previous meetings by telephone. Telephone meetings requested by management would not be considered with respect to the limit on payment for telephone meetings, but no fee would be paid for telephone meetings called solely to approve the amount of any dividend to be paid to shareholders. The Nominating Committee recommended to the Board these proposed fees after considering information from Crowe Horwath LLC, America’s Community Bankers and Community Bankers Association of Ohio concerning the fees paid at comparable institutions. The Board of Directors believes that the proposed fees are competitive with the fees paid by other financial holding companies in our markets and will ensure that we attract and retain qualified Board members.
     In accordance with the Corporation’s Code of Regulations, the fees paid to Directors for attendance at committee meetings are set by the Board of Directors and are not subject to shareholder approval. The Nominating Committee has recommended to the Board of Directors[, and the Board of Directors has approved,] that the fee paid to a Director for attendance at each committee meeting remain $250.00 during 2009.

Recommendation and Vote
     The affirmative vote of a majority of the common shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal is required to approve the proposed fees for non-employee Directors. The effect of an abstention is the same as a vote “AGAINST” the proposal. However, broker non-votes will not be considered present and, therefore, will have no effect on the outcome of the vote on the proposal.
     The Board of Directors recommends that you vote “FOR” the proposed fees for non-employee Directors.
2008 COMPENSATION OF DIRECTORS
     During 2008, the non-employee Directors of the Corporation and each of its subsidiaries received a Director’s fee at the rate of $600.00 per Board of Directors meeting attended, except there was no fee paid to those Directors who were also Directors of The Citizens Banking Company when a meeting of The Citizens Banking Company immediately followed or preceded a meeting of the Board of Directors of the Corporation. During 2008, the Directors of the Corporation received $250.00 per committee meeting attended. Directors who are also officers of the Corporation and/or its subsidiaries do not receive any compensation as Directors or for attendance at any committee meetings.
DIRECTOR COMPENSATION TABLE FOR 2008

		Change in
		Nonqualified
		Deferred
	Fees Earned or Paid	Compensation	Total
Name	in Cash	Earnings (1)	($)
Richard A. Weidrick	$5,100	—	$5,100
Daniel J. White	$5,750	—	$5,750
Allen R. Maurice	$6,800	—	$6,800
J. William Springer	$7,300	—	$7,300
Barry W. Boerger	$8,150	—	$8,150
W. Patrick Murray
Gerald B. Wurm	$8,650	—	$8,650
Laurence A. Bettcher	$8,700	—	$8,700
David A. Voight	$10,400	—	$10,400
John O. Bacon	$10,900	—	$10,900
Thomas A. Depler	$11,400	—	$11,400
Blythe A. Friedley	$11,650	—	$11,650
Allen R. Nickles	$11,750	—	$11,750
J. George Williams	$11,900	—	$11,900
John P. Pheiffer	$13,150	—	$13,150
James D. Heckelman	$14,150	—	$14,150

(1)	Reflects above-market or preferential earnings on non-qualified deferred compensation in 2008.
     The Corporation and each of its subsidiaries have adopted a non-qualified Deferred Compensation Plan for each non-employee Director. Pursuant to each such plan, a Director may defer any or all of the Director fees or committee fees earned by such Director during a particular calendar year. During 2008, three Directors, Laurence A. Bettcher, Blythe A. Friedley and Allen R. Nickles, elected to defer a portion of their Director fees and/or committee fees earned as Directors of the Corporation.
     The Corporation has one Equity Compensation Plan approved by the Corporation’s shareholders. Specified officers are eligible under the plan, but Directors are not eligible to participate. Additional information concerning the plan is provided under the heading “First Citizens Banc Corp. Stock Option and Stock Appreciation Rights Plan” on page ___of this Proxy Statement.

CORPORATE GOVERNANCE
Code of Ethics
     In accordance with applicable NASDAQ rules and the rules and regulations of the SEC, the Board of Directors of the Corporation has adopted a Code of Conduct (Ethics) applicable to all Directors, officers and employees of the Corporation and its subsidiaries, including the Corporation’s principal executive officer and principal financial officer. A copy of the Code of Conduct (Ethics) is posted on the “Message to Shareholders” page of the Corporation’s website at www.fcza.com.
Communications with Board of Directors
     The Corporation provides a process for shareholders to send communications to the Corporation’s Board of Directors. Shareholders can send communications to the entire Board or to a specified Director by mailing the communication to James E. McGookey, Senior Vice President and General Counsel, at 100 East Water Street, Sandusky, Ohio 44870. All such communications will be relayed as requested without any screening.
Director Independence
     The Corporation has affirmatively determined that all Directors, except David A. Voight and James O. Miller, are “independent” under applicable NASDAQ rules. In making its determination concerning the independence of its Directors, the Board of Directors of the Corporation reviewed and considered each Director’s relationships, both direct and indirect, with the Corporation and its subsidiaries, including those described under the heading “Transactions with Directors, Officers and Associates” on page ___of this Proxy Statement. The Board of Directors also considered that (i) the Corporation has engaged W. Patrick Murray to act as an attorney on its behalf to defend one lawsuit filed against the Corporation; (ii) John O. Bacon is the president of a company which sells fabricated metal products that, on rare occasions, the Corporation has purchased for the maintenance of its facilities; and that (iii) Mr. Bacon is vice-chairperson of a non-profit regional medical facility that provides services to employees of the Corporation and to which the Corporation has made past donations.
Nominating Procedure
     The Corporation has not adopted a formal policy with regard to consideration of any director candidates recommended by shareholders which is deemed appropriate because the Nominating Committee considers all recommendations for candidates from any source. To be considered by the Nominating Committee, shareholder recommendations as to Director candidates should be sent in writing to the Corporation in care of the Corporation’s Secretary at 100 East Water Street, Sandusky, Ohio 44870. The Nominating Committee has adopted criteria for evaluating Director candidates and existing Directors, but it has not established specific, minimum qualifications that must be met by any nominee or any specific qualities or skills that are necessary for a Director to possess. The Nominating Committee identifies nominees by considering and retaining the recommendations from all sources and evaluates them by applying the criteria that it has adopted. These criteria include relevant business and employment experience, experience on other boards, relevant special knowledge, independence, personal characteristics, financial sophistication, time availability, diversity, character and ethics, and any financial interest in the organization.
     Shareholders of the Corporation may also nominate a candidate for election as a Director of the Corporation by following the procedures set forth in the Corporation’s Code of Regulations. Pursuant to the Code of Regulations, all shareholder nominations must be made in writing and delivered or mailed to the Secretary of the Corporation’s at the Corporation’s principal executive offices office located at 100 East Water Street, P.O. Box 5016, Sandusky, Ohio 44870. Nominations must be received by the Secretary of the Corporation not less than 14 days nor more than 50 days prior to the meeting, except that if less than 21 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice must be delivered or mailed no later than the close of business on the 7th day following the day on which notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first (but in no event less than seven days prior to the meeting). Each nomination must contain the following information: (a) the name, age, business address and residence address of the proposed nominee; (b) the principal occupation or employment of the proposed nominee; (c) the class and number of shares of capital stock of the Corporation and record address of the shareholder making the nomination; and (d) the class and number of shares of capital stock of the Corporation which are beneficially owned by the shareholder making the nomination. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of a proposed nominee to serve as Director of the Corporation.
Transactions with Directors, Officers and Associates
     The Corporation’s subsidiary, The Citizens Banking Company, has had and expects to have banking transactions in the ordinary course of business with Directors, officers and principal shareholders of the Corporation, and associates of such persons, on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other persons and that do not involve more than normal risk of collectibility or present other unfavorable features. All such loans presently outstanding to Directors and executive officers, including their immediate families and companies in which they are executive officers, are performing loans.
     Each officer and Director is expected to bring any relationship or transaction with the Corporation in which he or she has a direct or indirect interest to the attention of the Board or Nominating Committee, other than in connection with the types of ordinary course transactions discussed above. While specific review or approval procedures for related person transactions are not in writing, NASDAQ rules require the Corporation’s Audit Committee or other body of independent Directors to conduct appropriate review and oversight of all related party transactions for potential conflict of interest situations on an ongoing basis. In addition, one of the basic principles of the Corporation’s Code of Conduct is the avoidance of conflicts between personal interests and the interests of the Corporation, or even the appearance of such conflicts. Therefore, when the Nominating Committee becomes aware that a transaction presents a possible conflict, it considers the transaction including, among other things, whether the transaction impacts the independence of any independent Board member, whether the related person’s interest in the transaction is material and whether the terms of the transaction are comparable to those that could be negotiated with an unrelated third party.
EXECUTIVE OFFICERS OF THE CORPORATION
     The following table sets forth the names and ages of all current executive officers of the Corporation, all positions and offices held with the Corporation and business experience during the past five (5) years.

NAME	AGE	POSITION
James O. Miller	56	President and Chief Executive Officer of the Corporation since 2007
Chairman of The Board of The Citizens Banking Company since 2007
Executive Vice President of the Corporation from 1998 until 2007
Senior Vice President/Controller of the Corporation from 1994 to 1997
Chief Executive Officer of The Citizens Banking Company since 2005
President of The Citizens Banking Company since 2002
Executive Vice President of The Citizens Banking Company from 1998 to 2002
Senior Vice President of The Citizens Banking Company from 1996 to 1998
Senior Vice President/Controller of The Citizens Banking Company from 1992 to 1995
Director of the Corporation since 2006
Director of The Citizens Banking Company since 2000
Director of First Citizens Insurance Agency, Inc. since 2005
Director of SCC Resources, Inc. since 2005
Director of Water Street Properties, Inc. since 2003

Charles C. Riesterer	54	Senior Vice President of the Corporation since 1998
Executive Vice President of The Citizens Banking Company since 2005
Senior Vice President of The Citizens Banking Company from 1998 to 2005
Vice President of The Citizens Banking Company from 1992 to 1998
Asst. Vice President of The Citizens Banking Company from 1987 to 1991
Richard J. Dutton	45	Senior Vice President of the Corporation since 2006
Executive Vice President of The Citizens Banking Company since 2006
Vice President and Treasurer of Peoples Ohio Financial Corp. from 2002 to 2006
Partner in charge of Kentucky/Southern Indiana Financial Institution Practice, BKD, LLP prior to 2002
Todd A. Michel	44	Senior Vice President/Controller of the Corporation since 2000
Senior Vice President/Controller of The Citizens Banking Company since 1999
Vice President/Controller of The Citizens Banking Company from 1998 to 1999
Vice President/Controller of the Corporation from 1998 to 2000
Controller of The Citizens Banking Company from 1996 to 1998
James E. McGookey	58	Senior Vice President and General Counsel of the Corporation since 2002
Secretary of the Corporation since 2007
Senior Vice President of The Citizens Banking Company since 2002
Director of Water Street Properties, Inc. since 2003
Director of First Citizens Insurance Agency, Inc. since 2003
Director of SCC Resources, Inc. since 2004

EXECUTIVE COMPENSATION
Participation in TARP Capital Purchase Program
     On January 23, 2009, the Corporation completed the sale to the U.S. Department of the Treasury (the “Treasury”) of $23,184,000 of newly issued non-voting preferred shares of the Corporation as part of the Treasury’s Capital Purchase Program (“CPP”) enacted as part of the Troubled Assets Relief Program (“TARP”) established by the Emergency Economic Stabilization Act of 2008. To finalize the Corporation’s participation in the CPP, the Corporation and the Treasury entered into a Letter Agreement, dated January 23, 2009, including the Securities Purchase Agreement — Standard Terms which is attached thereto (collectively, the “Securities Purchase Agreement”). Pursuant to the Securities Purchase Agreement, the Corporation issued and sold to the Treasury (i) 23,184 of the Corporation’s Fixed Rate Cumulative Perpetual Preferred Shares, Series A, each without par value and having a liquidation preference of $1,000 per share (the “Series A Preferred Shares”), and (ii) a warrant (the “Warrant”) to purchase 469,312 common shares of the Corporation, at an exercise price of $7.41 per share (subject to certain anti-dilution and other adjustments), for an aggregate purchase price of $23,184,000 in cash. The Warrant has a ten-year term.
     In the Securities Purchase Agreement, the Corporation has agreed that, until such time as the Treasury ceases to own any securities acquired from the Corporation pursuant to the Securities Purchase Agreement or the Warrant, the Corporation will take all necessary action to ensure that its benefit plans with respect to its Senior Executive Officers (as defined in the Securities Purchase Agreement) comply with Section 111(b) of EESA, as implemented by any guidance or regulation issued under Section 111(b) of EESA and in effect as of the date of issuance and sale of the Series A Preferred Shares and the Warrant, and not adopt any benefit plans with respect to, or which cover, the Corporation’s Senior Executive Officers that do not comply with EESA. The Corporation’s Senior Executive Officers are James O. Miller, President and Chief Executive Officer; Todd A. Michel, Senior Vice President and Controller; James E. McGookey, Senior Vice President and General Counsel; Richard J. Dutton, Senior Vice President; and Charles C. Riesterer, Senior Vice President.
     The American Recovery and Reinvestment Act of 2009 (the “ARRA”), which was passed by Congress and signed by the President on February 17, 2009, retroactively amends the executive compensation provisions applicable to participants in the CPP. The ARRA executive compensation standards remain in effect during the period in which any obligation arising from financial assistance provided under TARP remains outstanding (the “TARP Period”), excluding any period during which the Treasury holds only the Warrant to purchase common shares of the Corporation. The ARRA executive compensation standards apply to the Corporation’s Senior Executive Officers (as defined in the ARRA).
     The ARRA executive compensation standards include: (i) prohibitions on payment or accrual of bonuses, retention awards and other incentive compensation to certain highly compensated employees, other than payments pursuant to written employment agreements entered into on or before February 11, 2009, or grants of restricted stock that do not fully vest during the TARP Period and do not have a value which exceeds one-third of an employee’s total annual compensation; (ii) prohibitions on payments to certain employees for a departure from the Corporation, except for payments for services performed or benefits accrued; (iii) recovery (“clawback”) of bonuses, retention awards and incentive compensation if the payment was based on materially inaccurate statements of earnings, revenues, gains or other criteria; (iv) prohibition on compensation plans that encourage manipulation of reported earnings; (v) retroactive review of bonuses, retention awards and other compensation previously paid to Senior Executive Officers and the next 20 most highly-compensated employees if found by the Treasury to be inconsistent with the purposes of TARP or otherwise contrary to public interest; (vi) requiring the establishment of a company-wide policy regarding “excessive or luxury expenditures”; and (vii) requiring the inclusion in proxy statements for annual shareholder meetings of a non-binding “Say on Pay” shareholder vote on the compensation of executives.
     There is no stated effective date for the ARRA’s executive compensation standards. The Treasury is directed to issue regulations to implement these standards and the SEC is to issue regulations related to the “Say on Pay” requirements. As a result, although the ARRA purports to retroactively amend EESA and the regulations issued by the Treasury thereunder, it is unclear the extent to which the various substantive provisions of the ARRA apply to the Corporation.
     The Securities Purchase Agreement requires that the Corporation comply with the executive compensation provisions applicable to participants in the Capital Purchase Program, as those standards were in effect on January 23, 2009. The Treasury may unilaterally amend the Securities Purchase Agreement to comply with changes in applicable federal statutes. As of the date of this Proxy Statement, the Treasury had not exercised its authority to unilaterally amend the Securities Purchase Agreement to impose the ARRA executive compensation standards on the Corporation. In addition, the ARRA executive compensation standards require that the Treasury and the SEC issue a number of regulations describing how the standards are to be implemented. As of the date of this Proxy Statement, neither the Treasury nor the SEC had yet issued any such regulations.
     The Corporation intends to carefully review the ARRA executive compensation standards, as well as any Treasury and SEC regulations once they are issued. To the extent that the Treasury amends the Securities Purchase Agreement to make these standards applicable, the Treasury and/or the SEC issues regulations describing how the Corporation is to comply with these standards or the

Corporation determines that these standards apply, the Corporation will work with its Senior Executive Officers and other affected employees to take such steps as it deems necessary to comply with the standards and adopt policies and procedures consistent with the foregoing.
Compensation Discussion and Analysis
Overview of compensation program
     The Compensation Committee is responsible for the development and administration of the Corporation’s policies regarding executive compensation and makes recommendations to the Board of Directors of the Corporation. The executive officers of the Corporation are paid by The Citizens Banking Company (“Citizens Bank”) for their services to the Corporation, Citizens Bank and each other subsidiary of the corporation. They receive no compensation directly from the Corporation.
     The Compensation Committee’s determinations are based in large part upon information concerning the compensation paid by similar companies. Moreover, in recent years, the compensation program has focused on the base salary paid to each executive officer, supplemented by a 401(k) plan, a defined benefit pension plan (for those employees of Citizens Bank as of December 2006), and health and welfare benefits generally available to all employees. Citizens Bank has paid no bonus, incentive plan or equity plan compensation during the last three fiscal years.
Role of the Compensation Committee, management and consultants in determining compensation
     The Compensation Committee and the Board of Directors of the Corporation retain overall responsibility for administration of the compensation arrangements. The Compensation Committee evaluates the factors relevant to the Corporation’s compensation decisions and makes recommendations to the Board of Directors regarding the compensation of each executive officer. Historically, the Compensation Committee has relied heavily on information concerning the compensation paid by similar organizations in setting the compensation of its executive officers. In 2007, the Corporation retained Amalfi consulting, LLC (“Amalfi”), to complete an executive compensation review. Amalfi is a widely recognized consulting firm that has previously provided services for the Corporation. The Chief Executive Officer participated in the decision to retain Amalfi. Amalfi chose the peer group of companies and presented a report in December 2007, including 22 publicly traded bank holding companies located in the midwest, with assets between $548 million and $1.5 billion and with performance that Amalfi considered comparable to that of the Corporation (although the report did not define specific performance parameters for the peer group). The Compensation Committee reviewed its results comparing the compensation paid to Messrs. Miller, Dutton, Riesterer and McGookey to the compensation paid to similar officers in the Amalfi report peer group, which consisted of the following companies:

MBT Financial Corp.	Merchants and Manufacturers Bancorp, Inc.
Centrue Financial Corporation	Oak Hill Financial, Inc.
Baylake Corp.	German American Bancorp, Inc.
Camco Financial Corporation	First Mid-Illinois Bancshares, Inc.
Home Federal Bancorp	Lincoln Bancorp
LNB Bancorp, Inc.	Farmers National Banc Corp.
Community Bank Shares of Indiana, Inc.	Tri City Bankshares Corporation
United Bancorp, Inc.	Monroe Bancorp
Northern States Financial Corporation	DCB Financial Corp
Rurban Financial Corp.	NB&T Financial Group, Inc.
United Bancshares, Inc.	LCNB Corp.
     Mr. Michel was not included in the Amalfi report. For the Compensation Committee’s consideration of Mr. Michel’s compensation, the Human Resources Department of Citizens Bank provided to the Compensation Committee a computation averaging numbers from several different surveys. Those surveys were the America’s Community Bankers Compensation Survey, the Bank Administration Institute Cash Compensation Survey and the Crowe Horwath Financial Institutions Survey. The Compensation Committee did not review the surveys themselves or the identities of the companies whose compensation was included in the surveys.
     Mr. Miller attended the part of the Compensation Committee meeting when the surveys were discussed. Mr. Miller provided his evaluations of the performance of other individual officers and their contributions to the Corporation, and he made recommendations as to the structure and amounts of their compensation. Neither Mr. Miller nor any other officer was present during the Compensation Committee’s discussion of Mr. Miller’s compensation. The Compensation Committee does not use tally sheets in its compensation decisions but is familiar with the elements of the compensation paid to each executive.
     The Compensation Committee approved base salaries for each of Messrs. Miller, Dutton, Riesterer and McGookey and recommended them to the Board of Directors. The Compensation Committee established a range for Mr. Michel’s salary and directed Mr. Miller to determine a salary within that range. Mr. Miller’s determination for Mr. Michel was recommended to the Board of

Directors. The Compensation Committee did not recommend the adoption of any plan that would generate a bonus or incentive compensation for any executive officer and recommended no equity awards. The Board of Directors approved the recommendations of the Compensation Committee and Mr. Miller.
Compensation philosophy and objectives
     The objective of the Corporation’s compensation programs is to attract, compensate and retain key employees. The Corporation attempts to compensate executives fairly in light of their responsibilities, the performance of the Corporation and the economic conditions in Northern Ohio. The Compensation Committee annually reviews and recommends the appropriate salary for the Chief Executive Officer and an appropriate salary or salary range for each of the other executive officers.
     The Corporation’s compensation program for executive officers has for the last several years focused on the base salary paid to the officers. The Corporation believes that it can fairly compensate and retain its employees primarily with base salary and avoid the additional expense of adoption of other types of compensation plans. For the last several years, the Corporation has paid no bonuses to executive officers nor adopted incentive compensation programs or made equity awards. In determining appropriate base salaries for officers, the Compensation Committee has relied heavily upon peer comparison information. The Compensation Committee considers the Corporation’s performance, although there is no attempt to adjust the compensation based upon specific measures of Corporation performance either by themselves or as compared to the performance of the members of the peer group. No wealth accumulation analysis is performed, and the Compensation Committee does not apply any formula for differentiating compensation between officers based on their positions and responsibilities.
     In addition to the base salary paid to each executive officer, the Corporation’s compensation program includes retirement plans, health and welfare benefit plans and change of control agreements for certain officers. The Corporation expects the retirement and health and welfare plans to promote longevity with the Corporation and discourage turnover among its executive officers and other employees. The Corporation recognizes that change of control agreements can help it to attract and keep talented executives and can minimize the impact on key executives of a job loss due to a change of control. In the event that a transaction that would lead to a change of control is proposed, such agreements can help assure that the executives analyze the transaction without undue focus on its effect upon them personally. In addition, if a transaction would occur, change of control agreements can encourage key executives to stay and help accomplish a smooth transition. As a result, the Board of Directors believes that such agreements with certain executives who are important to the Corporation’s operation and would likely lose their jobs as a result of a change of control is in the best interests of the shareholders of the Corporation, and it has offered them to selected executive officers of the Corporation or its subsidiaries who satisfy these criteria.
     The executive compensation practices of the Corporation are subject to the limitations contained in the Securities Purchase Agreement with the Treasury as well as those imposed by the ARRA. As discussed above, the Corporation is required to comply with the Treasury’s executive compensation standards as a result of the Corporation’s participation in the CPP.
     The Securities Purchase Agreement also requires that the Corporation’s Compensation Committee, within 90 following the January 23, 2009 closing of the Corporation’s participation in the CPP, perform a review of the Corporation’s incentive compensation programs with senior risk officers to ensure that the programs do not encourage Senior Executive Officers to take unnecessary or excessive risk that threaten the value of the Corporation. The Securities Purchase Agreement further requires that the Corporation subject any bonus or incentive compensation paid to its Senior Executive Officers to recovery (“clawback”) if payment was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria. In addition, the Corporation is prohibited from making any “golden parachute payment” to its named executive officers during the period that the Treasury holds a debt or equity position in the Corporation acquired under the CPP. A “golden parachute payment” for purposes of the Securities Purchase Agreement is defined as any payment to a named executive officer upon his involuntary termination of employment or in connection with any bankruptcy filing, insolvency or receivership of the Corporation (an “applicable severance from employment”) that equals or exceeds three times his average annual salary for the five-year period preceding the applicable severance from employment. The Corporation and each Senior Executive Officer entered into a letter agreement in which the named executive officer agreed to amend the compensation and benefit plans of the Corporation in which the Senior Executive Officer participates to the extent necessary to give effect to these executive compensation limitations.
     As discussed above, the ARRA imposes a number of additional executive compensation standards on the Corporation. Those restrictions may, among other things, prohibit the Corporation from accruing bonus, retention or incentive compensation with respect to the Corporation’s most highly-compensated employee (Mr. Miller), and may prohibit certain payments under the change of control agreements. However, until the Treasury amends the Securities Purchase Agreement to require that the Corporation comply with the ARRA executive compensation standards, the Treasury issues regulations describing how the Corporation is to comply with those standards, or the Corporation determines that it must comply with the ARRA executive compensation standards, it is unclear whether and how these standards apply to the Corporation.

Compensation components
     Base salary
     The primary component of officer compensation is base salary. The base salaries reflect the duties and level of responsibility of each officer, the Corporation’s performance, and the cash compensation paid to executive officers at other financial institutions.
     In determining the base salaries for 2008, the Compensation Committee recommended that Mr. Miller’s salary be set below 50th percentile for the peer group in the Amalfi report. Mr. Miller recommended to the Compensation Committee a salary for each of Messrs. Dutton, Riesterer and McGookey that, in each case, was below the 50th percentile, and the Compensation Committee adopted the recommendation.
     For Mr. Michel, the Human Resources Department averaged the salaries reported in each of several surveys as the salary at the 50th percentile for employees holding a position similar to Mr. Michel’s. The Human Resources Department provided that average to the Compensation Committee. The Compensation Committee then established a range 20% above and below the average provided by the Human Relations Department and authorized Mr. Miller to set Mr. Michel’s salary within that range. Mr. Miller set Mr. Michel’s salary below the average. Mr. Miller’s recommendation was provided to the Board of Directors, and the Board of Directors approved Mr. Miller’s recommendation.
     In determining the salaries, the Compensation Committee considered the Corporation’s performance as reflected in net interest margin, growth, completion of strategic planning projects and responses to supervisory examinations. The desire to control expenses and improve the Corporation’s efficiency ratio resulted in the salaries being set below the 50th percentile of peer group salaries.
     Employee benefit plans
     In addition to salary, the Corporation also has established retirement plans for all employees meeting minimum age and length of service eligibility requirements. The Corporation maintains a defined benefit pension plan for all employees who were participants as of December 31, 2006. It also sponsors a 401(k) plan and matches (subject to limits) employee contributions to the 401(k) plan. The amount contributed on behalf of the executive officers is determined in accordance with the terms of the plans, and executive officers participate on the same basis as all other employees who participate in the plans.
     Executive officers participate in the same health and welfare plans (medical, dental, prescription, health and/or dependent care flexible spending and life and long-term disability insurance) that are available to all employees of similar age and years of service. The plans are further discussed in the narratives to the tables that follow.
     Stock option and stock appreciation rights plan
     The Corporation has, in the past, used its Stock Option and Stock Appreciation Rights Plan as an element of the compensation for executive officers. The long-term compensation provided by the plan was intended to further align the interests of its executive officers with those of its shareholders. Several of the executive officers hold vested unexercised options, as reported in the Outstanding Equity Awards at Fiscal Year-End Table. As the Compensation Committee decided to pay most executive compensation in salary, no awards were made under that plan during the past three fiscal years. The prior equity awards played no role in the Compensation Committee’s determination of compensation for 2008.
     Change of control agreements
     In 2003, the Corporation offered change of control agreements to Messrs. Miller, Michel and Riesterer. The agreements are automatically extended each year unless a party gives written notice of a desire to terminate the agreement. A merger or consolidation of the Corporation into another entity, a disposition of substantially all of the Corporation’s assets or a liquidation of the Corporation generally triggers the officers’ rights under the agreement. Upon such a change of control, the officer is entitled to a lump sum payment by the Corporation equal to the amount of the officer’s annual base salary in effect for the twelve-month period immediately preceding the change of control. The agreements also provide the officer with a right to be employed for 24 months after a change of control, with certain rights to payment if the officer’s employment is terminated under certain circumstances during that post-change of control period. The officer may be entitled to receive up to 24 months of compensation, including the change of control severance payment, under such agreement. The Board of Directors believes that such continued employment provisions are likely to ensure a smooth transition following a change of control and that the payment amounts are sufficient but not excessive to provide financial institution executives to find subsequent employment in an industry in which such job opportunities may be difficult to find.
     Tax implications of compensation
     Deductibility of executive compensation. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for non-qualifying compensation in excess of $1 million paid to covered persons in any fiscal year. The $1 million compensation deduction limitation does not apply to “performance-based compensation.”
     The Securities Purchase Agreement requires that the Corporation comply with the provisions of Section 162(m)(5) of the Internal Revenue Code. This provision prohibits the Corporation from claiming a deduction on its federal income tax return for compensation in excess of $500,000 paid for a given year to its chief executive officer, its chief financial officer or one of the three most highly-compensated executive officers (other than the chief executive officer and the chief financial officer) whose compensation is required to be disclosed under the applicable SEC rules. There is no exception to this prohibition for “performance-based compensation.” None of the Corporation’s executive officers received more than $500,000 of compensation from the Corporation and its subsidiaries for the 2008 fiscal year.
     The Corporation does not have a policy requiring that all compensation payable with respect to 2008 and thereafter to the covered executive officers be deductible under Section 162(m). The Board of Directors of the Corporation does, however, consider carefully the after-tax cost and value to the Corporation of all compensation.
     The Board of Directors believes that all compensation paid to covered persons in 2008 was fully deductible.
     Share ownership by executive officers.
     The Corporation has no equity or security ownership requirements or guidelines for executive officers and no policies regarding hedging the economic risk of any ownership of the Corporation’s common shares.
Report of Compensation, Benefits and Liability Committee
     The Corporation’s Compensation, Benefits and Liability Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the Corporation’s Compensation, Benefits and Liability Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
     Submitted by the Compensation, Benefits and Liability Committee:

W. Patrick Murray	J. George Williams
J. William Springer	Gerald B. Wurm
2008 SUMMARY COMPENSATION TABLE
     Under rules established by the SEC, the Corporation is required to provide certain data and information in regard to the compensation and benefits provided to the Corporation’s Chief Executive Officer, the principal financial officer and, if applicable, the three other most highly compensated Executive Officers whose compensation exceeded $100,000 during the Corporation’s fiscal year. The disclosure requirements, as applied to the Corporation, include the Corporation’s President and Chief Executive Officer, Mr. James O. Miller, the Corporation’s Controller, Mr. Todd A. Michel, the Corporation’s Senior Vice President, Richard J. Dutton, the Corporation’s Senior Vice President, Secretary and General Counsel, Mr. James E. McGookey and the Corporation’s Senior Vice President, Mr. Charles C. Riesterer. These individuals are referred to in this proxy statement as the “named executive officers”.
     The following table sets forth information as to the cash compensation paid or accrued by the Corporation or the Subsidiaries during 2008, 2007 and 2006:

								Change in
								Pension
								Value and
								Nonqualified
							Non-Equity	Deferred
					Stock	Option	Incentive Plan	Compensation	All Other
					Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	Salary ($)		Bonus ($)	($)	($)	($)	($)(1)	($)(2)	($)
James O. Miller	2008	$235,000	(3)	$0	$0	$0	$0	$145,591	$2,550	$383,141
President and CEO	2007	$210,000	(3)	$0	$0	$0	$0	$96,294	$2,175	$308,469
	2006	$195,000		$0	$0	$0	$0	$82,022	$2,175	$279,197

Todd A. Michel	2008	$125,000		$0	$0	$0	$0	$23,845	$1,875	$150,720
Sr. Vice President/ Controller	2007	$107,000		$0	$0	$0	$0	$18,176	$1,605	$126,781
	2006	$95,000		$0	$0	$0	$0	$19,526	$1,425	$115,951

Richard J. Dutton	2008	$175,000		$0	$0	$0	$0	$0	$16,795	$191,795
Sr. Vice President	2007	$155,000		$0	$0	$0	$0	$0	$14,131	$169,131

James E. McGookey	2008	$156,000		$0	$0	$0	$0	$44,298	$2,340	$202,638
Sr. Vice President/General Counsel	2007	$150,500		$0	$0	$0	$0	$23,157	$2,257	$175,914
	2006	$145,000		$0	$0	$0	$0	$21,841	$2,175	$169,016

Charles C. Riesterer	2008	$150,000		$0	$0	$0	$0	$93,556	$2,250	$245,806
Sr. Vice President	2007	$135,000		$0	$0	$0	$0	$56,790	$2,025	$193,815
	2006	$117,500		$0	$0	$0	$0	$57,579	$1,763	$176,842

(1)	Represents the aggregate change in actuarial present value of the officer’s accumulated benefits under the Corporation’s pension plan. There were no above-market or preferential earnings on non-qualified deferred compensation in 2006, 2007 or 2008.

(2)	Represents matching contributions by the Corporation to the 401(k) plan. For Richard J. Dutton, also includes $14,574 and $11,806paid by the Corporation on behalf of Mr. Dutton for 2008 and 2007, respectively, for rental housing in Sandusky, Ohio.

(3)	Includes amounts deferred under the Corporation’s Deferred Compensation Plan and reflected as Nonqualified Deferred Compensation for 2008 Table.
Defined Contribution Plan
     The Corporation maintains a tax-qualified defined contribution plan/401(k) for employees of the Corporation and its subsidiaries. All employees of the Corporation and its subsidiaries who have completed three months of service are eligible to participate in the plan. Subject to limitations established by the Internal Revenue Code, employees may defer up to 100 percent of annual compensation. The 2008 limit is $15,500; it will be increased in future years for cost of living changes. In 2008, the catch-up provision permits participants age 50 or older to increase their pre-tax salary deferral limit by $5,000. The Corporation may make a matching contribution for all participants who have elected to make salary deferral contributions. The amount of the matching contributions, if any, will be determined each plan year and announced to all participants. The amount of matching contribution for the years 2008, 2007 and 2006 was 25 percent of the salary deferred on the first 6 percent deferred. The Internal Revenue Code places a limit on the amount of salary deferred contributions and matching contributions on those employees classified as “highly compensated”. Contributions and matching contributions for highly compensated employees will be limited to an amount that enables the plan to meet certain non-discrimination testing. Matching contributions by the Corporation to the named executive officers are set forth in the “All Other Compensation” column of the Summary Compensation Table.
Defined Benefit Pension Plan
     The Corporation maintains a tax-qualified non-contributory defined benefit pension plan for employees of the Corporation and its subsidiaries who were participants as of December 31, 2006. All employees who had attained age 20-1/2 and had completed at least six months of service were eligible to participate in the plan. The monthly pension benefit payable to an employee at normal retirement age (age 65) will be equal to 1.40 percent of the highest five-year average monthly compensation and multiplied by total years of service, plus 0.65 percent of average monthly compensation in excess of the Social Security covered compensation amount multiplied by years of service to a maximum of 35 years of service with the Corporation or its subsidiaries. For this purpose, an employee’s final average compensation is equal to the average of the monthly compensation paid to such employee during the period of five consecutive years of service prior to retirement which results in the highest average compensation. The compensation taken into account includes all cash compensation paid. The monthly pension benefit calculated under this formula is not subject to any offset or reduction for the employee’s Social Security benefit, but is subject to the annual benefit limitation established by the Internal Revenue Code.

     Under the plan, employees are eligible to retire and receive monthly benefits under the pension plan at age 65. In addition, employees may elect to begin receiving reduced benefits at an earlier age if they qualify for early retirement by attaining age 55. James O. Miller and James E. McGookey are currently eligible for early retirement under the plan. If either of them retired early, he would be entitled to receive his accrued benefits upon his normal retirement date. Alternatively, upon his election, he would be entitled to receive prior to his normal retirement date an actuarial equivalent of his accrued benefits, subject to restrictions imposed under the Internal Revenue Code. Pension benefits will generally be paid either as joint and survivor annuities or single life annuities, provided that participating employees who obtain their spouse’s consent may elect to receive their benefits in one of several other optional forms of benefit, including a lump sum distribution of the present value of the benefit.
     During 2006, the Corporation amended the plan to provide that no employee shall become a participant in the plan after December 31, 2006 and the benefits paid by the plan will be offset by the profit sharing source of the Corporation’s defined contribution plan. The change was made to limit the Corporation’s potential liability under the plan.
PENSION BENEFITS FOR 2008

				Payments
			Present Value of	During Last
		Number of Years	Accumulated	Fiscal Year
Name	Plan Name	Credited Service (#)	Benefit ($) (1)	($)
James O. Miller (2)	Pension Plan for Employees of First Citizens Banc Corp. and Its Affiliates	22	$571,590	-0-

Todd A. Michel (3)	Pension Plan for Employees of First Citizens Banc Corp. and Its Affiliates	23	$128,717	-0-

Richard J. Dutton (4)	N/A	N/A	N/A	N/A

James E. McGookey (5)	Pension Plan for Employees of First Citizens Banc Corp. and Its Affiliates	6	$122,125	-0-

Charles C. Riesterer (6)	Pension Plan for Employees of First Citizens Banc Corp. and Its Affiliates	32	$389,719	-0-

(1)	The present value of accumulated benefit was calculated using the 1994 GAR mortality table. The calculations used the required segmented interest rates for the 2008 plan year of 5.24%, 5.69% and 5.37%.

(2)	Mr. Miller had twenty-two years of service as of December 31, 2008 and a five year average covered compensation of $193,199.

(3)	Mr. Michel had twenty-three years of service as of December 31, 2008 and a five year average covered compensation of $102,117.

(4)	Richard J. Dutton did not become a participant in the plan by December 31, 2006 and is not entitled to benefits under the plan.

(5)	Mr. McGookey had six years service as of December 31, 2008 and had a five year average covered compensation of $147,132.

(6)	Mr. Riesterer had thirty-two years of service as of December 31, 2008 and a five year average covered compensation of $122,755.

Nonqualified Deferred Compensation for 2008
     The following table provides information regarding amounts accrued by the named executive officers in the Corporation’s Deferred Compensation Plan.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in Last	Withdrawals/	Balance at Last
	Last Fiscal Year	Last Fiscal Year	Fiscal Year	Distributions	Fiscal Year End
Name	($) (1)	($)	($)	($)	($)
James O. Miller	$65,000	-0-	$9,391	-0-	$355,703

(1)	The entire amount is reported as salary on the Summary Compensation Table.
     The Plan allows an eligible employee to defer receipt of compensation to which the employee would be entitled. The amount deferred is credited with interest at a rate equal to the five-year United States Treasury Constant Maturity rate published by the Federal Reserve and adjusted monthly. The amount accrued will be distributed to the employee based upon an election made by the employee, subject to limits set by the Plan.
First Citizens Banc Corp. Stock Option and Stock Appreciation Rights Plan
     On April 18, 2000, the shareholders of the Corporation approved the First Citizens Banc Corp. Stock Option and Stock Appreciation Rights Plan (the “Equity Plan”), which provides for discretionary grants of incentive stock options (under Internal Revenue Code Section 422), nonqualified stock options, and stock appreciation rights to certain executive employees. The Equity Plan is administered by the Compensation, Benefits and Liability Committee of the Corporation’s Board of Directors, and provides that the exercise price of options granted thereunder shall not be less than the fair market value of the outstanding shares of the Corporation on the date the options are granted.
     The Corporation did not grant options to named executives during 2008 and none of the named executive officers exercised any options in 2008.
     As discussed above, the ARRA executive compensation standards prohibit the Corporation from paying or accruing any bonus, retention or incentive compensation to certain employees during the TARP Period. The Corporation believes that this prohibition, if applicable, may prevent the Corporation from issuing equity-based compensation awards, including incentive stock options under the Equity Plan, to certain highly-compensated employees (including Mr. Miller). To the extent that the Treasury amends the Securities Purchase Agreement to make this prohibition applicable, the Treasury issues regulations describing how the Corporation is to comply with this prohibition, or the Corporation determines that this prohibition applies, the Corporation will work with its affected employees to take such steps as the Corporation deems necessary to comply with the prohibition and adopt policies and procedures consistent with the foregoing.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR 2008
     The following table provides information concerning the outstanding equity awards held by the named executive officers at the end of 2008.

	Number of
	Securities
	Underlying
	Unexercised
	Options (#)	Option Exercise	Option Expiration
Name	Exercisable	Price ($)	Date
	4,200	$20.50	July 12, 2012
Todd A. Michel	2,200	$35.50	April 15, 2013
	5,400	$20.50	July 12, 2012
James O. Miller	2,900	$35.00	April 15, 2013

Richard J. Dutton	N/A	N/A	N/A

James E. McGookey	N/A	N/A	N/A
	4,200	$20.50	July 12, 2012
Charles C. Riesterer	2,200	$35.00	April 15, 2013

Potential Payments Upon Termination or Change in Control
     Mr. Miller, Mr. Michel and Mr. Riesterer each have executed a change in control agreement with the Corporation. The agreements provide that, if a change in control occurs during the term of the agreement, the Corporation will pay in a lump sum to the named executive a retention bonus equal to the annual salary of the executive. The agreement also provides that if a change in control occurs during the employment of the officer, the Corporation will employ him for twenty-four months after the change in control (the “Employment Period”). Pursuant to the agreement, the officer will receive compensation that is not less than his compensation immediately prior to the Employment Period and have the right to participate in benefit plans that are not materially less favorable than the benefit plans in which he participated immediately prior to the Employment Period. Upon a termination covered by the agreement (which may include a significant change in duties, a relocation or a failure to assume the obligations of the agreement), the officer may elect to receive from the Corporation COBRA premiums for the Corporation’s group medical insurance for a period of eighteen months plus an amount equal to two times the officer’s annual base salary immediately prior to the termination reduced by the amount of the retention bonus paid to the officer, provided that, in order to receive benefits upon termination, the officer is precluded from competition with the Corporation for a period of twelve months after the termination. In executing the agreement, the officer agreed that he will preserve the confidentiality of the Corporation’s non-public information and will not solicit the customers or employees of the Corporation for a period of twelve months after a termination.
     If a change in control occurred on December 31, 2008 and each officer with such an agreement was terminated and elected to receive all available benefits rather than preserving the opportunity to compete with the Corporation, then James O. Miller would receive a retention bonus of $235,000, a termination/severance payment of $235,000 and the cost of his COBRA premiums assuming no increase after that date would be $23,857. Todd A. Michel would receive a retention bonus of $125,000, a termination/severance payment of $125,000 and the cost of his COBRA premiums assuming no increase after that date would be $17,120. Charles C. Riesterer would receive a retention bonus of $150,000, a termination/severance payment of $150,000 and the cost of his COBRA premiums assuming no increase after that date would be $17,120.
     As discussed above, the ARRA imposes a number of additional executive compensation standards on the Corporation. Those restrictions may, among other things, prohibit certain payments under the change of control agreements. However, until the Treasury amends the Securities Purchase Agreement to require that the Corporation comply with the ARRA executive compensation standards, the Treasury issues regulations describing how the Corporation is to comply with those standards, or the Corporation determines that it must comply with the ARRA executive compensation standards, it is unclear whether and how these standards apply to the Corporation.
PROPOSAL 3
NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION
     The ARRA, more commonly known as the economic stimulus package, was signed into law on February 17, 2009. In addition to a wide variety of programs intended to stimulate the economy, ARRA imposes significant new requirements for and restrictions relating to the compensation arrangements of financial institutions that received government funds through TARP, including institutions like the Corporation that participated in the Capital Purchase Program prior to ARRA. These restrictions apply until a participant repays the financial assistance received through TARP (the “TARP Period”).
     One of the new requirements is that any proxy for a meeting of shareholders at which directors are to be elected which is held during the TARP Period permit a non-binding advisory vote on the compensation of the executives of the TARP participant, as described in the participant’s proxy statement. These proposals are commonly referred to as “Say-on-Pay” proposals.
     As a shareholder, you are being provided with the opportunity to endorse or not endorse our executive pay program and policies through the following resolution:
“Resolved, that the shareholders approve the compensation of the Company’s executives, as described in the Compensation Discussion and Analysis and the tabular and accompanying narrative disclosure contained on pages [___ — ___] in this Proxy Statement.”

     Because your vote is advisory, it will not be binding upon the Board of Directors, overrule any decision made by the Board of Directors, or create or imply any additional fiduciary duty by the Board of Directors. The Corporation’s Compensation, Benefits and Liability Committee may, however, take into account the outcome of the vote when considering future executive compensation arrangements.
Recommendation and Vote
     The affirmative vote of a majority of the common shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal is required to approve, in a non-binding advisory vote, the Corporation’s executive compensation disclosed in this Proxy Statement. The effect of an abstention is the same as a vote “AGAINST” the proposal. However, broker non-votes will not be considered present and, therefore, will have no effect on the outcome of the vote on the proposal.
     The Board of Directors recommends that you vote “FOR” approval of Proposal 2 — Non-Binding Advisory Vote on Executive Compensation.
AUDIT COMMITTEE MATTERS
Change in Independent Registered Public Accounting Firm
     On December 16, 2008, the Board of Directors of the Corporation, upon the recommendation of the Audit Committee, approved the engagement of S. R. Snodgrass, A.C. (“Snodgrass”) to serve as the Corporation’s independent registered public accounting firm for 2009. The engagement of Snodgrass resulted from a competitive request for proposal process undertaken by the Audit Committee pursuant to which the Audit Committee received proposals from Snodgrass, Crowe Horwath LLC (“Crowe”) and two other independent registered public accounting firms.
     During the Corporation’s two most recent years, neither the Corporation nor anyone on its behalf consulted with Snodgrass regarding either (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Corporation’s financial statements, and neither a written report nor oral advice was provided that Snodgrass concluded was an important factor considered by the Corporation in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” or a “reportable event”, as those terms are defined in Item 304 of Regulation S-K and the related instructions.
     On December 16, 2008, the Audit Committee notified Crowe that it had been dismissed as the Corporation’s independent registered public accounting firm effective as of the completion of the audit of the Corporation’s consolidated financial statements for the fiscal year ending December 31, 2008.
     Crowe’s reports on the Corporation’s consolidated financial statements for each of the two most recent fiscal years ended December 31, 2008 and 2007 did not contain any adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles. During the Corporation’s two most recent fiscal years ended December 31, 2007 and 2006, and the subsequent interim period through December 16, 2008, (i) there were no disagreements between the Corporation and Crowe on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Crowe, would have caused Crowe to make reference to the subject matter of the disagreements in its reports on the consolidated financial statements for such years, and (ii) there were no “reportable events” as that term is defined in Item 304 of Regulation S-K.
     Representatives of Crowe are expected to be present at the Annual Meeting, are expected to be available to respond to appropriate questions and may make a statement if they desire to do so.
Pre-Approval of Services Performed by Independent Registered Public Accounting Firm
     Under applicable SEC rules, the Audit Committee is required to pre-approve all audit and non-audit services performed by the Corporation’s independent registered public accounting firm in order to assure that they do not impair the independent registered public accounting firm’s independence from the Corporation. The SEC’s rules specify the types of non-audit services that an independent registered public accounting firm may not provide to its audit client and establish the Audit Committee’s responsibility for administration of the engagement of the independent registered public accounting firm. Accordingly, the Audit Committee pre-approves all audit and permitted non-audit services proposed to be provided by the Corporation’s independent registered public accounting firm.

Fees of Independent Registered Public Accounting Firm
     Crowe served as the Corporation’s independent registered public accounting firm during 2007 and 2008. The Audit Committee pre-approved all services to be rendered by Crowe and the fees for such services. Proposals submitted by Crowe were presented to and acted upon at meetings of the Audit Committee. Crowe billed the aggregate fees shown below for audit services, audit related services, tax services and other services rendered to the Corporation and its subsidiaries for the years 2007 and 2008.

	2008	2007
Audit Fees (1)	$225,000	$214,000
Audit Related Fees (2)	$48,485	$55,000
Tax Fees (3)	$47,325	$27,700
All Other Fees (4)	$—	$17,649

	$320,810	$314,349

(1)	Includes fees related to the consolidated financial audit for the Corporation, including quarterly reviews, review of Forms 10-Q and 10-K, attestation of management reports on internal controls under Section 404 of the Sarbanes-Oxley Act of 2002 and the FHLB Collateral opinion for 2007.

(2)	Includes fees related to the audit of the 401(k) Plan and Pension Plan, 2008 also includes additional professional fees incurred during the audit in relation to goodwill impairment evaluation and application for the TARP program, 2007 also includes procedures related to the filing of the Form S-4 in relation to the Futura Banc Corp acquisition.

(3)	Includes fees for services performed related to the preparation of various federal, state and local income tax returns, tax planning and review of new accounting guidance consultations. 2008 includes merger related tax services for the Futura acquisition, including transaction cost studies.

(4)	Includes fees for compliance services including Trust services for 2007. Fees also include education and software provided for Corporation’s compliance with Section 404 and the Sarbanes-Oxley Act of 2002.
     The Audit Committee has been provided with information regarding the services provided by Crowe and has considered the compatibility of such services with maintaining the auditors’ independence. All of the services were approved by the Audit Committee.
AUDIT COMMITTEE REPORT
     The Corporation’s Audit Committee has reviewed and discussed with management and with Crowe, the Corporation’s independent registered public account firm for 2008, the audited financial statements of the Corporation for the year ended December 31, 2008. In addition, the Audit Committee has discussed with Crowe the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.
     The Audit Committee also has received the written disclosures and the letter from Crowe required by applicable requirements of the Public Company Accounting Oversight Board in Rule 3600T regarding the independent accountant’s communication with the Audit Committee concerning independence and has discussed with Crowe its independence from the Corporation.
     Based on the foregoing discussions and reviews, the Audit Committee has recommended to the Corporation’s Board of Directors that the audited financial statements for the year ended December 31, 2008 be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the SEC.
Respectfully submitted,
The Audit Committee
Allen R. Nickles, Chairman
John O. Bacon
Thomas A. Depler
John P. Pheiffer
Daniel J. White
Shareholder Proposals for 2010 Annual Meeting
     Proposals by shareholders intended to be presented at the 2010 annual meeting of shareholders must be received by the Secretary of the Corporation no later than November 16, 2009, to be eligible for inclusion in the Corporation’s proxy, notice of meeting and proxy statement and Notice of Internet Availability of Proxy Materials relating to the 2010 annual meeting. The Corporation will not be required to include in its proxy, notice of meeting, proxy statement or Notice of Internet Availability of Proxy Materials, a shareholder proposal that is received after that date or that otherwise fails to meet the requirements for shareholder proposals established by applicable SEC rules. Any shareholder that intends to submit a proposal other than for inclusion in the proxy materials must deliver such proposal to the Secretary of the Corporation not less than 60 nor more than 90 days prior to the 2010 annual meeting (or 15 days after the date of notice or public disclosure if the Corporation provides less than 75 days notice of the meeting), or such proposal will be considered untimely. If a shareholder proposal is untimely, the Corporation may vote in its discretion on that proposal all of the common shares for which it has received proxies for the 2010 annual meeting. Proposals by shareholders intended to be presented at the 2010 annual meeting should be mailed or delivered to First Citizens Banc Corp., 100 East Water Street, Sandusky, Ohio 44870, Attention: Secretary.
Other Matters
     As of the date of this Proxy Statement, the Board of Directors knows of no matter that will be presented for action by the shareholders at the Annual Meeting other than those matters discussed in this Proxy Statement. However, if any other matter requiring a vote of the shareholders should properly come before the Annual Meeting, including matters relating to the conduct of the Annual Meeting, the individuals acting under the proxies solicited by the Board of Directors will vote and act according to their best judgments in light of the conditions then prevailing, to the extent permitted under applicable law.
Annual Report
     The Corporation’s Annual Report is not intended to be a part of this Proxy Statement. A copy of the Corporation’s Annual Report has been mailed to shareholders with this Proxy Statement. Additional copies of such Corporation’s Annual Report are available to shareholders without charge upon request to James O. Miller, President, First Citizens Banc Corp., 100 East Water Street, Sandusky, Ohio 44870.
By Order of the Board of Directors
James E. McGookey, Secretary
First Citizens Banc Corp.

PRELIMINARY COPY

First Citizens Banc Corp
financial services

Sandusky, Ohio

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

DETACH PROXY CARD HERE

Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Corporation at the Annual Meeting of the undersigned's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned hereby revokes any and all proxies heretofore given with respect to the shares of Common Stock held of record by the undersigned.

The undersigned acknowledges receipt from the Corporation prior to the execution of this proxy of a Notice of Annual Meeting, the Corporation's Proxy Statement for the Annual Meeting and an Annual Report for the 2008 fiscal year.

VOTER CONTROL NUMBER
ABOVE NAME HERE

Signature ______________________

Signature ______________________

Date ______________________, 2009

Please sign exactly as your name appears above. When signing as attorney, executor, administrator, trustee or guardian or on behalf of a corporation, partnership or other legal entity, please give your full title. If shares are held jointly, each holder should sign.

IMPORTANT

THE PROMPT RETURN OF PROXIES WILL SAVE THE CORPORATION THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED, POSTAGE-PRE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

Sandusky, Ohio
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS Please complete, date, sign and mail the detached proxy card in the enclosed postage-prepaid envelope.
You can vote in one of three ways: 1) By Mail, 2) By Internet, 3) By Phone.
See the reverse side of this sheet for instructions.
IF YOU ARE NOT VOTING BY INTERNET OR BY TELEPHONE, COMPLETE BOTH SIDES OF PROXY CARD, DETACH AND RETURN IN THE ENCLOSED ENVELOPE TO: Illinois Stock Transfer Co.
209 West Jackson Boulevard, Suite 903 Chicago, Illinois 60606

TO VOTE BY MAIL

TO VOTE BY INTERNET

TO VOTE BY TELEPHONE

---

FIRST CITIZENS BANC CORP OF SANDUSKY, OHIO PROXY

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD APRIL 21, 2009:
The Proxy Statement and the Annual Report to security holder is available at www.proxydoc.com/fcza.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND UNLESS OTHERWISE MARKED WILL BE VOTED FOR ALL PROPOSALS.

KNOW ALL MEN BY THESE PRESENTS, that the undersigned shareholder(s) of First Citizens Banc Corp (hereinafter called "Corporation"), of Sandusky Ohio, hereby constitute(s) Blythe A. Friedley, W. Patrick Murray and J. George Williams, or each of them, proxies and attorneys of the undersigned, with full power of substitution and revocation, for and in the name of the undersigned, to attend the Twenty-Second Annual Meeting of said Corporation to be held at the Cedar Point Center Facility, BGSU Firelands College, One University Drive, Huron, Ohio on April 21, 2009, at 10:00 A.M. E.D.T. and any adjournments thereof, and thereof to vote, including the right to vote cumulatively at their discretion, as specified below:

	FOR	WITHHELD		FOR	WITHHELD		FOR	WITHHELD
01 John O. Bacon	☐	☐	07 Allen R. Maurice	☐	☐	13 David A. Voight	☐	☐
02 Laurence A. Bettcher	☐	☐	08 James O. Miller	☐	☐	14 Richard A. Weidrick	☐	☐
03 Barry W. Boerger	☐	☐	09 W. Patrick Murray	☐	☐	15 Daniel J. White	☐	☐
04 Thomas A. Depler	☐	☐	10 Allen R. Nickles	☐	☐	16 J. George Williams	☐	☐
05 Blythe A. Friedley	☐	☐	11 John P. Pheiffer	☐	☐	17 Gerald B. Wurm	☐	☐
06 James D. Heckelman	☐	☐	12 J. William Springer	☐	☐			

3. A proposal to approve, in a non-binding advisory note, this Corporation's executive compensation disclosed in the Proxy Statement for the Annual Meeting. ☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

The Board of Directors recommends that shareholders vote **"FOR"** the nominees listed above and the proposals described above. **IF NO SPECIFIED VOTE IS GIVEN, THIS PROXY WILL BE VOTED IN FAVOR OF THOSE NOMINEES AND PROPOSALS.** If any other business is presented at said meeting, the proxy shall be voted in accordance with the best judgment of the proxies appointed hereby. All shares represented by properly executed proxies will be voted as directed. This proxy is solicited on behalf of the Board of Directors and may be revoked prior to its exercise by either written notice or notice in person at the meeting, or by a subsequently dated proxy.

The aforesaid proxies are hereby authorized to vote at their discretion on any other matter that may properly come before the annual meeting. An executed proxy may be revoked at any time prior to its exercise by submitting another proxy with a later date, by appearing in person at the meeting and advising the Secretary of the shareholder's intent to vote the share(s) or by sending a written, signed and dated revocation that clearly identifies the proxy being revoked to the principal executive offices of First Citizens at 100 East Water Street, Sandusky, Ohio 44870, Attention: James E. McGookey, Secretary. A revocation may be in any written form validly signed by the record holder so long as it clearly states that the proxy previously given is no longer effective.

(to be signed on the other side)

To vote by mail, complete both sides, sign and date the proxy card below. Detach the card below and return it in the envelope provided.
Your Internet vote is quick, confidential and your vote is immediately submitted. Just follow these easy steps: 1. Read the accompanying Proxy Statement.
2. Visit our Internet voting site at www.illinoisstocktransfer.com, click on the “Internet Voting” tab and enter your Voter Control Number and the last four digits of your Tax Identification Number that is associated with the account you are voting in the designated fields. Your Voter Control Number is printed on the front of this proxy card.
Please note that all votes cast by Internet must be completed and submitted prior to Sunday, April 19, 2009 at 11:59 p.m. Eastern Time. Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card. This is a “secured” web page site. Your software and/or Internet provider must be “enabled” to access this site. Please call your software or Internet provider for further information if needed.
If You Vote By INTERNET, Please Do Not Return Your Proxy Card By Mail
Your telephone vote is quick, confidential and immediate. Just follow these easy steps: 1. Read the accompanying Proxy Statement.
2. Using a Touch-Tone telephone, call Toll Free 1-800-555-8140 and follow the instructions.
3. When asked for your Voter Control Number, enter the number printed just above your name on the front of the proxy card below. 4. You will also be asked to enter the last four digits of your Tax Identification Number that is associated with the account you are voting. Please note that all votes cast by telephone must be completed and submitted prior to Sunday, April 19, 2009 at 11:59 p.m. Eastern Time.
Your telephone vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.
If You Vote By TELEPHONE, Please Do Not Return Your Proxy Card By Mail